Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

August 8, 2016

Board of Directors

Ecopetrol S.A.

Calle 35 No. 7-21 Piso 1

Bogota, D.C.

Colombia

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, as set forth under the heading “Experts” in the Ecopetrol S.A. Registration Statement on Form F-3, filed with the United States Securities and Exchange Commission on August 8, 2016, and to the incorporation by reference of the other references to our firm and information derived from our third-party letter report dated March 1, 2016 (our Report) contained in the Annual Report of Ecopetrol S.A. on Form 20-F for the year ended December 31, 2015.

Our Report referenced above consists of evaluations of Ecopetrol S.A.’s interests and reserves in certain areas in Colombia and Peru for the fiscal year ending December 31, 2015.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716